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                                                                    EXHIBIT 10.7




                              SECOND AMENDMENT TO
                         CONTRACT OF PURCHASE AND SALE


                 THIS SECOND AMENDMENT TO CONTRACT OF PURCHASE AND SALE (this "Second Amendment") is by and between OCEAN SPRINGS HOTEL COMPANY, a Mississippi corporation ("Seller"), and HOST FUNDING, INC., a Maryland corporation ("Purchaser"), and is dated effective as of August 14, 1996.

                                R E C I T A L S

                 A. Seller and Purchaser have previously entered into that certain Contract of Purchase and Sale dated effective as of May 24, 1996 (the "Contract"), relating to the purchase and sale of improved real property located in Ocean Springs, Mississippi and more particularly described therein.

                 B. Seller and Purchaser have also previously amended the Contract pursuant to that certain Amendment to Contract of Purchase and Sale (the "First Amendment"), dated effective as of July 3, 1996.

                 C. Seller and Purchaser desire to again amend the Contract in certain respects as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Section 3.1 of the Contract is amended by the addition thereto of the following provisions at the end of said section, as follows:

                 Purchaser agrees and hereby instructs the Title Company to deliver and release to Seller $10,000.00 of the Earnest Money, on or before Monday, August 19, 1996. Purchaser also agrees and hereby instructs the Title Company to deliver and release to Seller the remaining Earnest Money (remaining after delivery and release of the $10,000, as aforementioned) only upon and conditioned upon the receipt of written confirmation from Purchaser that (i) Seller has, at least seven (7) days prior to the Closing Date, and to the reasonable satisfaction of Purchaser and Purchaser's lender, cured any and all
                 Original Objections and/or Current Objections made by
                 Purchaser pursuant to the provisions of Article 4 of the Contract, (ii) Purchaser has, no later than seven (7) days prior to the Closing Date, been notified by First American Title Insurance Company that all of the requirements set forth in Schedule B Part 1 of that certain Commitment, effective as of July 31, 1996, issued by First American Title Insurance Company and related to that certain Commercial Lease (and subject property), dated November 8, 1993, between Ester O. La Croix, as Trustee of the Ester O. La Croix Revocable Trust, as Lessee, and Capital Circle Hotel Company, as Lessee, have been satisfied, and (iii) Purchaser has, no later than seven (7) days prior to the Closing Date, received from the Lessor of the above-described Commercial Lease, a letter reasonably
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                 satisfactory to Purchaser and stating that Lessor approves the assignment of said Commercial Lease to Purchaser or its designee (and the form of such assignment), and that said Lessor will execute an estoppel certificate reasonably required by Purchaser or Purchaser's designee and including statements therein that such Commercial Lease is in full force and effect and that there are no defaults by Lessee thereunder. Seller agrees to deliver and return the Earnest Money (or such portion thereof as has been previously delivered and released to Seller) to Purchaser if (i) the Closing does not occur due to the failure on the part of Seller to perform any of its obligations hereunder, or (ii) all of the conditions set forth in subparagraphs (i), (ii), and (iii) above have not been timely and properly satisfied.

         2. Section 10.1 of the Contract is amended in its entirety to read as follows:

                 The consummation of the purchase and sale of the Property in accordance with this Contract ("Closing") hereunder shall be held no later than September 10, 1996 (the "Closing Date"), at the California offices of Purchaser, 1025 Prospect Avenue, Suite 350, LaJolla, California 92037, or on such other date, or at such other place, as the parties may mutually agree.

         3. Section 14.11 of the Contract is amended by the addition thereto of the following provisions at the end of said section, as follows:

                 ; provided, if the closing of this Contract is delayed for reasons beyond the control of Purchaser or Purchaser's lender, Purchaser shall purchase and close the property covered by and more particularly described in the Contract of Purchase and Sale between Capital Circle Hotel Company and Purchaser without simultaneously purchasing and closing the Property defined in and covered by this Contract.

         4. The Contract is hereby amended by the addition of the following provision as Section 14.15:

                 Notwithstanding anything contained in this Contract to the contrary, Purchaser acknowledges and agrees that, if the Title Company is unwilling or unable to cure all of Purchaser's Original Objections and/or Current Obligations in a manner reasonably satisfactory to Purchaser and Purchaser's lender and in a timely and proper manner and (including the cure of any objections to or requirements as to the matters described in amended Section 3.1(ii), as set forth in Paragraph 1 of this Second Amendment), Seller and Purchaser will then request that a title agent using Stewart Title Insurance Company as its underwriter be substituted for the Title Company to issue the Title Policy (but, reflecting therein cure of the aforesaid Original Objections





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                 and/or Current Obligations to the reasonable satisfaction of
                 Purchaser and Purchaser's lender).

         5. Except as expressly amended herein, and in the First Amendment, the Contract remains unchanged, and the valid and binding obligation of Seller and Purchaser. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Contract. This Second Amendment shall be effective upon execution by facsimile transmission by both parties.


                                SELLER:

                                OCEAN SPRINGS HOTEL COMPANY,
                                a Mississippi corporation

                                By: /s/ CHARLES BLAND
                                   ------------------------------------
                                        Charles Bland, President

                                PURCHASER:

                                HOST FUNDING, INC.,
                                a Maryland corporation

                                By: /s/ MICHAEL MCNULTY
                                   ------------------------------------
                                        Michael McNulty, President








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